UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☑  Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12
COMMERCIAL NET LEASE REALTY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMMERCIAL NET LEASE REALTY, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348
April 15, 2005
To Our Stockholders:
      You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. (the “Company”) on June 1, 2005 at 9:00 a.m., at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Our directors and officers look forward to greeting you personally. Enclosed for your review are the Proxy, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. At the meeting, we will also report on matters of current interest to our stockholders.
      At the annual meeting you will be asked to vote to elect the Company’s directors and to ratify the selection of the independent registered public accounting firm for 2005.
      Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

James M. Seneff, Jr.	Julian E. Whitehurst
Chairman of the Board	Executive Vice President, Chief Operating Officer, General Counsel and Secretary

COMMERCIAL NET LEASE REALTY, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2005

       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMERCIAL NET LEASE REALTY, INC. will be held at 9:00 a.m. local time, on June 1, 2005, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1. To elect seven directors;

2. To ratify the selection of the independent registered public accounting firm for 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record at the close of business on March 31, 2005, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.
      Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, BY TELEPHONE (1-800-690-6903) OR ON THE INTERNET (http://www.proxyvote.com) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

Julian E. Whitehurst
Secretary
April 15, 2005
Orlando, Florida

COMMERCIAL NET LEASE REALTY, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

PROXY STATEMENT

       General. This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on June 1, 2005, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 31, 2005 (the “Record Date”) will be entitled to vote.
      Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
      If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.
      Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of the proposals contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.
      Vote Required for Approval; Quorum. For Proposal I, the seven nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. For Proposal II, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the selection of independent public accountants. As of the Record Date, 52,189,532 shares of the common stock of the Company (the “Common Stock”) were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 7% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of the proposals contained herein.
      Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on this proposal. Broker non-votes with respect to the amendments to our charter and bylaws will have the effect of votes cast against the proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.
      Solicitation of Proxies. Solicitation of proxies will be primarily by mail. However, our directors and officers may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 15, 2005.

TABLE OF CONTENTS

PROPOSAL I: ELECTION OF DIRECTORS	3
Nominees	3
Corporate Governance	5
Audit Committee	6
Governance and Nominating Committee	6
Compensation Committee	7
Code of Business Conduct	8
Compensation of Directors	8
Executive Officers	8
AUDIT COMMITTEE REPORT	9
EXECUTIVE COMPENSATION	12
Executive Compensation Tables	12
Employment Agreements and Other Arrangements	14
Equity Compensation Plan Information	15
COMPENSATION COMMITTEE REPORT	15
PERFORMANCE GRAPH	17
PROPOSAL II	18
SECURITY OWNERSHIP	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
CERTAIN TRANSACTIONS	21
OTHER MATTERS	22
PROPOSALS FOR NEXT ANNUAL MEETING	23
ANNUAL REPORT	23

PROPOSAL I
ELECTION OF DIRECTORS
Nominees
      The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Kevin B. Habicht, 46	Mr. Habicht has served as a director of the Company from June 2000 to the present, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Since May 1999, Mr. Habicht has served as Executive Vice President and director of Commercial Net Lease Realty Services, Inc. (“Services”), a wholly-owned, taxable subsidiary of the Company. Mr. Habicht previously served as Assistant Secretary of the Company from December 1993 through December 1997, as Vice President of the Company from July 1992 through December 1993, as Assistant Secretary of the Advisor from December 1993 through December 1997, and as Vice President of the Advisor from its inception in 1991 through December 1993. Since 2000, Mr. Habicht has been a director of Orange Avenue Mortgage Investments, Inc. (formerly, CNL Commercial Finance, Inc.), a commercial real estate lending company. From 1983 to 1997, Mr. Habicht served as a senior officer of various affiliates of CNL Financial Group, Inc. Prior to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., a director and Chairman of the Board of the Company.
Clifford R. Hinkle, 56	Mr. Hinkle has served as a director of the Company since 1993. Since 1991, Mr. Hinkle has been a founder, director and executive officer of the Flagler companies and related companies, including Flagler Capital Corporation (1991-1998), and Flagler Holdings, Inc., a merchant banking company, of which Mr. Hinkle has been the Chairman and Chief Executive Officer since 1996. He was a director of Century Capital Markets, LLC, a private financial consulting company, from 1999 to 2002. Since 2000, Mr. Hinkle has been a Vice President and Director of Murphy Investment Management Company, a registered investment advisor. From 1996 to 2000, Mr. Hinkle was a director of Integrated Orthopaedics, Inc., an American Stock Exchange company, which owned orthopaedic physician practices and related facilities and was a director of Prime Succession, Inc., a private funeral services company. Additionally, Mr. Hinkle has served in the capacity as a director and Chief Executive Officer of MHI Group, Inc., a New York Stock Exchange company, until its acquisition by a subsidiary of The Loewen Group, and further as Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

Name and Age	Background

Richard B. Jennings, 61	Mr. Jennings has served as a director of the Company since 2000. Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, as President of Jennings Securities LLC, a National Association of Securities Dealers, Inc. (“NASD”) member securities firm, which he founded in 1995, and as President of Realty Capital International LLC, a real estate investment banking firm, since 1999. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director — Real Estate Finance at Drexel Burnham Lambert Incorporated. From 1969 to 1986, Mr. Jennings oversaw the real estate investment trust investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of Alexandria Real Estate Equities, Inc. He is a licensed NASD Principal and a New York Real Estate Broker.
Ted B. Lanier, 70	Mr. Lanier has served as a director of the Company since 1988. Mr. Lanier was the Chief Executive Officer of the Triangle Bank and Trust Company, Raleigh, North Carolina (“Triangle”), from January 1988 until March 1991. Mr. Lanier also was the Chairman of Triangle from January 1989 until March 1991 and its President from January 1988 until January 1989. Since his retirement in 1991 as Chairman and Chief Executive Officer of Triangle, Mr. Lanier has managed his personal investments and managed investment accounts for various individuals and trusts.
Robert C. Legler, 61	Mr. Legler has served as a director of the Company since 2002. Mr. Legler has served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years. From October 1999 through October 2001, he served as director of the Indian River Hospital Foundation of Vero Beach, Florida. From 1973 until 1990, Mr. Legler was the founder and chairman of privately-held First Marketing Corporation, America’s largest publisher of newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000.
Craig Macnab, 49	Mr. Macnab has served as Chief Executive Officer of the Company since February 2004. Prior to joining the Company, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation (“JDN”), a publicly traded real estate investment trust, from April 2000 through March 2003, and was the President of JDN from September 2000 until March 2003. Mr. Macnab also served as a director of JDN from December 1993 until March 2003. Mr. Macnab served as the President of Tandem Capital, a structured finance company, from 1997 through 1999. Mr. Macnab is currently a director of Developers Diversified Realty Corp., which acquired JDN in March 2003, and Per-Se Technologies Inc.

Name and Age	Background

Robert Martinez, 70	Mr. Martinez has served as a director of the Company since 2002. From 1987 until 1991, Mr. Martinez served as the fortieth governor of the state of Florida and, from 1991 to 1993, served as the Director of the Office of National Drug Control reporting to the President of the United States. From 1979 until 1986, Mr. Martinez served as the mayor of Tampa, Florida. From 1993 to 1999, he served as principal of Bob Martinez & Co., a Tampa, Florida based government consulting firm. Since 1999, he has served as managing director for Carlton Fields Government Consulting, providing state and local executive branch and legislative branch government lobbying services throughout the state of Florida. From 2001 to 2003, Mr. Martinez also served on the Management Advisory Committee of Koning Restaurants International, an operator of Pizza Hut restaurants. From 1997 to 2001, Mr. Martinez served as a director of PRIMEX Technologies, Inc., a manufacturer of ordinances and aerospace products for the United States Department of Defense and commercial enterprises. From 1996 through 1999, he was a co-founder, president, and director of Pro-Tech Monitoring, Inc., producer of a global positioning technology system for criminal justice agencies. In addition, Mr. Martinez served as a director of Circle K, a national convenience store chain, from 1995 to 1996.
      In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.
Corporate Governance
      General. We are currently managed by a nine-member Board of Directors that consists of Robert A. Bourne, Messrs. Habicht, Hinkle, Jennings, Lanier, Legler, Macnab, Martinez and James M. Seneff, Jr., who serves as Chairman. Gary M. Ralston also served as a director of the Company until his retirement on May 1, 2004. Messrs. Seneff and Bourne will retire from the Board on June 1, 2005. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for our Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it.
      Independence and Composition. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of our Board of Directors are “independent directors,” as defined in the NYSE listing standards.
      The Board of Directors, upon the unanimous recommendation of its Governance and Nominating Committee, has determined that Messrs. Hinkle, Jennings, Lanier, Legler and Martinez, representing a majority of our Board of Directors, qualify as independent directors. The Governance and Nominating Committee made its recommendation based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Governance and Nominating Committee consulted with the Company’s counsel to ensure that its recommendation would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.
      Meetings and Attendance. The Board of Directors met 14 times in the fiscal year ended December 31, 2004. Each of the nominees currently serving on the Board of Directors attended at least 86% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. During fiscal year 2004, each of Messrs. Hinkle, Jennings, Lanier, Legler, Macnab, and Martinez attended 100% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis.

All of our directors as of the date of the 2004 annual meeting of the Company’s stockholders were in attendance for the 2004 annual meeting. In addition, non-management members of the Board of Directors met in executive session four times in the fiscal year ended December 31, 2004. Pursuant to our corporate governance guidelines, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee.
      Stockholder Communications. The Board of Directors has adopted a process whereby our stockholders can send communications to our directors. Any stockholder wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o Commercial Net Lease Realty, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. All correspondence will be reviewed by the Company and forwarded directly to the addressee.
Audit Committee
      General. The Board of Directors has established an Audit Committee, which is governed by a written charter, which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.
      Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which we refer to as the Exchange Act, and the NYSE listing standards.
      The Board of Directors, upon the unanimous recommendation of its Governance and Nominating Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Lanier qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.
      Meetings. The Audit Committee met four times in the fiscal year ended December 31, 2004. In fiscal year 2004, Messrs. Lanier, Hinkle and Martinez were, and currently are, the members of the Audit Committee, with Mr. Lanier serving as Chairman.
Governance and Nominating Committee
      General. The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•	identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•	develops and makes recommendations to the Board for the creation, and ongoing review and revision of, a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Directors; and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.
      Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board includes (a) skills — business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character — ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition — diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.
      The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.
      Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.
      Meetings. The Governance and Nominating Committee met four times in the fiscal year ended December 31, 2004. Messrs. Hinkle, Jennings and Legler served in fiscal year 2004, and are currently serving as members of the Governance and Nominating Committee. Mr. Hinkle was named, and currently serves, as Chairman of the committee.
Compensation Committee
      General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. The Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for our executive officers and directors; and

•	approving all awards to any employees and directors under our equity incentive plan.
      Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.
      Meetings. The Compensation Committee met four times in the fiscal year ended December 31, 2004. Messrs. Jennings, Legler and Martinez served in fiscal year 2004, and are currently serving, as the members of the Compensation Committee, with Mr. Jennings serving as Chairman. Mr. Jennings currently serves as Chairman.

Code of Business Conduct
      Our directors, as well as our officers and employees, are also governed by our code of business conduct. Our code of business conduct is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. Amendments to, or waivers from, a provision of the code of business conduct that applies to our directors, executive officers or employees will be posted to our website promptly following the date of the amendment or waiver.
Compensation of Directors
      During the year ended December 31, 2004, the Company paid each director who was a director for the entire year $20,000 for serving on the Board of Directors. Each director received $1,000 per Board of Directors meeting attended, $1,000 per committee meeting attended and $500 per telephonic board or committee meeting attended. Additionally, the Company awarded each independent director 1,500 shares of restricted stock, which vests over two years. Messrs. Habicht and Macnab have waived all of their director compensation. The Board of Directors believes this compensation level has been comparable to that provided by many other companies in the real estate investment trust (“REIT”) industry.
      We have also established a Deferred Fee Plan for Directors, which permits non-employee directors to elect to defer receipt of their annual retainer, meeting fees and committee chairman fees. The deferred fees are credited to either a cash or phantom share account, at the option of the director. At the earlier to occur of either the time specified in each director’s deferred fee agreement or a “change of control” of the Company, amounts credited to a cash account shall be paid in cash in a lump sum and phantom shares credited to a director’s phantom share account shall be paid in either cash, Common Stock or a combination of both. In 2004, we did not distribute any amounts under this plan.
      The following table sets forth the number of shares of Common Stock credited to each non-employee director’s phantom share account under the Deferred Fee Plan for Directors in 2004:

Number of Shares of
Common Stock Credited
Name	to Phantom Share Account

Robert A. Bourne	—
Clifford R. Hinkle	—
Richard B. Jennings	3,676
Ted B. Lanier	—
Robert C. Legler	3,327
Robert Martinez	3,327
James M. Seneff, Jr.	—

Total	10,330

Executive Officers
      The executive officers of the Company are listed below. Mr. Tracy is an executive officer of Commercial Net Lease Realty Services, Inc., which we refer to as Services. Services is a wholly owned, taxable subsidiary of the Company that provides development and other services to the Company and third parties.

Name	Position

Craig Macnab	Chief Executive Officer and President
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Julian E. Whitehurst	Executive Vice President, Chief Operating Officer, General Counsel and Secretary
Dennis E. Tracy	Executive Vice President and Chief Development Officer of Services

      The background of Messrs. Macnab and Habicht are described at “PROPOSAL I — ELECTION OF DIRECTORS — Nominees.”
      Julian E. Whitehurst, age 47, has served as Executive Vice President and General Counsel of the Company since February 2003, and as Chief Operating Officer of the Company since June 2004. He has also served as Secretary of the Company since May 2003. Prior to February 2003, Mr. Whitehurst was on retainer to the Company as its General Counsel from the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in which he had been a shareholder since 1987. Mr. Whitehurst has served on the board of directors of Services since 2001. Mr. Whitehurst is a graduate of The Ohio University (B.A., summa cum laude,1979, Phi Beta Kappa) and Duke University School of Law (J.D., 1982). Mr. Whitehurst is av-rated by Martindale-Hubbell and is Board Certified as a Specialist in Real Estate Law by The Florida Bar. He is a member of the International Council of Shopping Centers, the National Association of Real Estate Investment Trusts, and the Association of Corporate Counsel.
      Dennis E. Tracy, age 55, has served as Executive Vice President and Chief Development Officer of Services since January 2002 and has served as a director of Services since 1999. From August 2000 to December 2001, he served as Senior Vice President and Chief Development Officer of Services, and from May 1999 to July 2000 as Senior Vice President of Development for Services. He served in that same capacity for the Company from January 1998 to April 1999 and for the Advisor from January 1996 to December 1997. From January 1994 to December 1995, Mr. Tracy served as Vice President of Development for the Advisor and from June 1992 to December 1993, Project Manager for the Advisor. From November 1990 to June 1992, he served as Project Manager for CNL Group. Prior to joining CNL Group, Mr. Tracy founded Tracy Homes, Inc., a luxury custom home building company and served as its president and owner. Mr. Tracy holds the Certified Commercial Investment Member professional designation and is a past member of the Advisory Board of the Retail Contractors Association. Mr. Tracy received his MBA at Gonzaga University in Spokane, Washington.
AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporated it by specific reference.
      Duties, Powers and Responsibilities. Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, attesting to management’s assessment of, and the effectiveness of, the Company’s internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
      Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.
      The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm that firm’s independence. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
      Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the three categories of services listed in Proposal II.
      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      For the fiscal years ended December 31, 2004 and 2003, the audit committee pre-approved 100% of services described below in Proposal II in the captions “Audit Related Fees” and “Tax Fees.” For the fiscal year ended December 31, 2004, no hours expended on KPMG LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.
      Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

      Conclusion. Based on the review and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.
AUDIT COMMITTEE
Ted B. Lanier, Chairman
Clifford R. Hinkle
Robert Martinez

EXECUTIVE COMPENSATION
Executive Compensation Tables
      The following table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or Services for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation

							Stock
							Option
				Other Annual	Restricted		Awards	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock Awards		(Shares)	Compensation

James M. Seneff, Jr.(10)	2004	$63,462	$0	$37,393	$0	(2)	0	$0
Chairman of the Board	2003	$150,000	$123,750	$26,681	$200,000	(3)	0	$0
(Former Chief Executive Officer)	2002	$144,200	$75,705	$22,545	$72,100	(4)	0	$0
Craig Macnab(11)	2004	$398,077	$292,500	$84,450	$2,342,300	(5)	0	$4,255	(6)
Chief Executive Officer and President
Kevin B. Habicht	2004	$268,585	$169,000	$56,692	$260,300	(2)	0	$6,150	(6)
Executive Vice President,	2003	$214,000	$176,550	$41,837	$250,000	(3)	0	$6,000	(6)
Chief Financial Officer,	2002	$206,000	$0	$30,436	$211,150	(4)	0	$75,830	(8)
Assistant Secretary & Treasurer
Julian E. Whitehurst(13)	2004	$250,065	$172,250	$25,587	$266,000	(2)	0	$6,150	(6)
Executive Vice President,	2003	$183,175	$165,700	$0	$618,100	(9)(3)	0	$1,436	(6)
Chief Operating Officer, General Counsel and Secretary
Gary M. Ralston(12)	2004	$148,437	$0	$85,548	$0		0	$1,287,091	(14)
Former President and	2003	$318,000	$262,350	$73,516	$0		0	$6,000	(6)
Chief Operating Officer	2002	$305,910	$0	$56,363	$313,558	(4)	0	$56,579	(7)
Dennis E. Tracy	2004	$207,238	$200,000	$31,457	$199,500	(2)	0	$6,150	(6)
Executive Vice President	2003	$187,500	$147,238	$22,995	$150,000	(3)	0	$6,000	(6)
and Chief Development	2002	$180,250	$45,453	$22,545	$0		0	$6,000	(6)
Officer of Services

(1)	Represents tax reimbursement payments to the executives for taxes incurred in connection with the vesting of restricted stock awards.

(2)	Messrs. Habicht, Whitehurst and Tracy were awarded 13,700, 14,000 and 10,500 shares, respectively, of restricted common stock in 2005 for services rendered in 2004, which had a value of $282,220, $288,400 and $216,300, respectively, based on the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The restricted shares awarded are subject to forfeiture. The share awards vest 20% annually from 2006 through 2010 and the recipients are eligible to receive dividends paid on unvested shares.

(3)	Messrs. Seneff, Habicht, Tracy and Whitehurst were awarded 10,571, 13,214, 7,928 shares and 9,249 shares, respectively, of restricted common stock in 2004 for services rendered in 2003, which had a value of $217,763, $272,208, $163,317 and $190,529, respectively, based on the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The restricted shares awarded are subject to forfeiture. The share awards vest 14.3% annually from 2005 through 2010 and the recipients are eligible to receive dividends paid on unvested shares.

(4)	Messrs. Seneff, Ralston and Habicht were awarded 4,882, 21,229 and 14,296 shares, respectively, of restricted common stock in 2003 for services rendered in 2002, which had a value of $100,569, $437,317 and $294,497, respectively, based on the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The restricted shares awarded are subject to forfeiture. The share awards vest 20% immediately and 20% annually from 2004 through 2007, and recipients are eligible to receive dividends paid on unvested shares.

(5)	Mr. Macnab received an award of 100,000 restricted common shares which had a value of $2,060,000 based on the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The share award vested 20% on February 16, 2004 and will vest 20% annually from 2005 through 2008 and Mr. Macnab is eligible to receive dividends paid on unvested shares. In addition, Mr. Macnab was awarded 23,700 shares of restricted stock in 2005 for services rendered in 2004, which had a value of $488,220 based on the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The award vests 20% annually from 2006 through 2010 and the recipients are eligible to receive dividends paid on unvested shares. The restricted shares awarded are subject to forfeiture.

(6)	Represents Company contributions to the Company’s 401(k) Plan.

(7)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $50,579.

(8)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $69,830.

(9)	Mr. Whitehurst was awarded 30,000 shares of restricted common stock in 2003 which had a value of $618,000 based upon the closing share price of $20.60 on the New York Stock Exchange on December 31, 2004. The restricted shares awarded begin vesting in 2004 and are subject to forfeiture. The share award vested 15% in 2004, and vests 15% in 2005, 15% in 2006, 25% in 2007 and 30% in 2008, and the recipient is eligible to receive dividends paid on unvested shares. Mr. Whitehurst joined the Company in 2003.

(10)	As of February 16, 2004, Mr. Seneff ceased to be the Chief Executive Officer of the Company.

(11)	Mr. Macnab assumed the title of Chief Executive Officer as of February 16, 2004 and President as of May 1, 2004.

(12)	Mr. Ralston retired as President and Chief Operating Officer, effective May 1, 2004.

(13)	Mr. Whitehurst assumed the title of Chief Operating Officer as of June 10, 2004.

(14)	Represents payments of $1,280,941 in connection with Mr. Ralston’s separation agreement and general release, and Company contributions of $6,150 to the Company’s 401(k) Plan.
      Under the 2000 Commercial Net Lease Realty, Inc. Performance Incentive Plan (the “2000 Plan”), directors, officers, and other key employees and key persons associated with the Company are eligible to receive options. The Company did not grant any stock options or stock appreciation rights (SARs) to named executive officers for the year ended December 31, 2004.
      The following table sets forth certain information with respect to exercised and unexercised stock options held by the named executive officers of the Company at December 31, 2004. The named executive officers exercised the following stock options during the fiscal year ended December 31, 2004.
Option Values At December 31, 2004

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares/Units		December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James M. Seneff, Jr.	217,668	$1,244,736	46,000	0	$148,350	0
Gary M. Ralston	202,221	$917,900	0	0	$0	0
Kevin B. Habicht	49,000	$224,451	129,000	0	$833,775	0
Dennis E. Tracy	10,333	$60,774	35,500	0	$145,737	0

(1)	Based on the closing price of $20.60 on the New York Stock Exchange on December 31, 2004.
      The Company has adopted a defined contribution savings plan (the “401(k) Plan”), which covers all employees, including executive officers, who have completed 12 months of service. Participants can contribute up to 15% of annual compensation on a pre-tax basis. The Company provides a 50% matching contribution up to 3% of annual compensation, with a maximum of $6,000. All participant contributions are fully vested as soon as they are made. Company contributions are subject to a vesting schedule and are 100% vested after six years of service. The annual benefits payable upon the retirement of the named executive officers will depend on each of the executive’s contributions to the 401(k) Plan.
Employment Agreements and Other Arrangements
      The Company entered into an employment agreement with Mr. Macnab on February 16, 2004. The agreement is effective for a term of three years and is subject to three one-year renewals at the Company’s option. After the expiration of the third one-year renewal, the agreement may be renewed upon the mutual agreement of the Company and Mr. Macnab. The agreement contains a non-compete provision applicable during the term and for one year thereafter and provides for a salary and participation in any bonus plans developed by the Company. The agreement also contains severance provisions that call for payment to Mr. Macnab of twice his annual salary in the event that he is terminated without cause or Mr. Macnab resigns for good reason (including a material reduction of responsibilities, a failure of a successor to the Company to assume the agreement or the Company’s material breach of the agreement or a change in control of the Company), in addition to a prorated performance bonus for the year or partial year in which employment is terminated and the immediate vesting of restricted stock awards.
      The Company also has entered into employment agreements with each of Messrs. Habicht and Whitehurst. Services has entered into an employment agreement with Mr. Tracy. Each agreement will expire on December 31, 2005, and is subject to automatic one-year renewals. Each agreement contains a non-compete provision applicable during the term and provides for a salary and participation in any bonus plans developed by the Company or Services, as applicable. Each agreement also contains severance provisions that call for payment to the executive of twice the executive’s annual salary (or in the event of a change of control of the Company, twice the executive’s annual salary plus average annual bonus for the previous three years) in the event that the executive is terminated without cause or the executive resigns for good reason (including material reduction of responsibilities or reduction in salary, failure of a successor to the Company or Services, as applicable, to assume the agreement or the Company’s or Services’ material and willful breach of the agreement), in addition to the continuation of certain fringe benefits and the immediate vesting of options and restricted stock awards.
      The Company had previously entered into an employment agreement with Mr. Ralston. The agreement was set to expire on December 31, 2004, and was subject to automatic one-year renewals. It contained a non-compete provision applicable during the term and provided for a salary and participation in any bonus plans developed by the Company. It also contained severance provisions that called for payment to Mr. Ralston of twice his annual salary in the event that the Company terminated him without cause or he resigned for good reason (including material reduction of responsibilities or reduction in salary, failure of a successor to the Company to assume the agreement or the Company’s material and willful breach of the agreement), in addition to the continuation of certain fringe benefits and the immediate vesting of options.
      In April 2004, the Company entered into a separation agreement and general release with Mr. Ralston, which provided that Mr. Ralston would voluntarily resign all positions, titles or offices he held at the Company or any of its affiliated companies or entities and release the Company from all claims he might have against the Company or its affiliates. In consideration for this agreement, the Company agreed (i) to pay Mr. Ralston an aggregate sum of approximately $1,187,500, (ii) that any unvested shares of Mr. Ralston’s restricted stock would vest, (iii) to purchase (or designate a purchaser for) Mr. Ralston’s interest in Services based on a third-party valuation, and (iv) to engage Mr. Ralston to provide consulting services to the Company for 12 months at a rate of $250,000 per year. The agreement contained a 24-month non-compete provision as well as a confidentiality clause. In December 2004, the agreement was amended to provide that the Company would prepay all remaining amounts due to Mr. Ralston under the agreement (subject to a discount) and release him from all obligations relating to both his consulting services to the Company and the non-compete provision as of December 2004.

Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Number of securities
remaining available for
	Number of securities to be		future issuance (excluding
	issued upon exercise of	Weighted average exercise	securities reflected in
	outstanding options,	price of outstanding options,	column (a) and
	warrants and rights(2)	warrants and rights(2)	footnote (2))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	639,765	15.33	1,460,636
Equity compensation plans not approved by security holders	—	N/A	—

Total	639,765	15.33	1,460,636

(1)	Consists entirely of common shares authorized for issuance under the 2000 Plan and the 2003 Employee Stock Purchase Plan (the “2003 Plan”).

(2)	Excludes 549,110 restricted shares granted and 10,330 phantom shares credited under the Deferred Fee Plan for Directors. No exercise price is required to be paid upon the vesting of restricted shares.
No employment or other agreements provide for the issuance of any shares of capital stock. There are no other options, warrants or other rights to purchase securities of the Company, other than options to purchase Common Stock issued under the Company’s 2000 Plan and rights to purchase Common Stock issued under the Company’s 2003 Plan.
COMPENSATION COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporated it by specific reference.
      The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Jennings, Legler and Martinez. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors. The Compensation Committee is responsible for establishing and administering executive compensation programs including administration of the 2000 Commercial Net Lease Realty, Inc. Performance Incentive Plan (the “2000 Plan”) and the 2003 Employee Stock Purchase Plan (the “2003 Plan”), as well as approval of changes in directors’ compensation. The Compensation Committee currently operates under a written charter adopted by the Board of Directors in November 2003, a copy of which is available both on the Company’s website at www.nnnreit.com and in print to any stockholder who requests it.
      The Compensation Committee believes the Company’s degree of success is largely attributable to the talent and dedication of its associates and to the management and leadership efforts of its executive officers. The goal of the Compensation Committee is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, as well as align their long-term interests with the interests of the Company’s stockholders.
      Historically, the key elements in the Company’s executive compensation program have consisted of salary, annual bonus (which may be paid in cash and/or restricted stock) and long-term incentive compensation (paid in restricted stock). In making compensation decisions, the Compensation Committee considers the compensation practices and financial performance of other REIT industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. In evaluating performance, the Compensation Committee considers quantitative and qualitative improvement in the Company’s Funds From Operations (“FFO”), capital structure, absolute and relative shareholder returns and individual performance and contribution to corporate goals and objectives. Additionally, the Compensation Committee makes a subjective assessment of the general performance of the Company, the officer’s contribution to the Company’s performance, the officer’s anticipated performance and contribution to the Company’s achievement of its long-term goals and the position, level, and scope of the officer’s responsibility.
      In keeping with its belief that tying the financial interests of executive officers of the Company to those of the shareholders will result in enhanced alignment of interests and shareholder value, the Committee has evaluated the stock ownership levels of executive management and determined them to be adequate. The Committee also established stock ownership guidelines of $100,000 for directors.
      For 2004, Mr. Macnab received total cash payments of $398,077 in salary, and Mr. Seneff received total cash payments of $63,462 in salary. The Compensation Committee considered these levels of payments appropriate in light of Mr. Macnab’s and Mr. Seneff’s responsibilities and the Company’s performance. A bonus of $292,500 was paid to Mr. Macnab in 2005 based on FFO per share results, strategy and organizational improvements, and total shareholder return for 2004. Additionally, 23,700 shares of restricted common stock were awarded to Mr. Macnab as long-term incentive compensation for the year 2004. Salary increases in 2004 for Executive Officers were based on FFO per share targets, individual performance, position, tenure, experience, leadership and competitive data in compensation surveys of comparable companies.
      In November 2004, the Compensation Committee recommended, and the Board of Directors unanimously approved, director compensation commencing in fiscal year 2005 as follows: (a) annual retainer of $20,000 per year for each director; (b) restricted stock grant of 2,000 shares of common stock per year for each director vesting over a two year period; (c) meeting fees of $1,000 per Board meeting or committee meeting attended, and $500 per telephonic Board meeting or committee meeting attended; (d) chairmanship fees of $12,000 per year for Chairman of the Board of Directors, $10,000 per year for Chairman of Audit Committee, and $6,000 per year for Chairman of the Compensation, Governance and Nominating, and other committees; and (e) new director initial restricted stock grant of 2,500 shares of common stock, vesting over a two year period.

COMPENSATION COMMITTEE

Richard B. Jennings, Chairman
Robert C. Legler
Robert Martinez

PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends (“NNN”), with the National Association of Real Estate Investment Trusts Equity Index (“NAREIT”) and the S&P 500 Index (“S&P 500”) for the five year period commencing January 1, 2000 and ending December 31, 2004. The graph assumes the investment of $100 on January 1, 2000.
Comparison of Five-Year Cumulative Total Return
Indexed Total Annual Return
(As of December 31, 2004)

PROPOSAL II
Proposal to Ratify
The Appointment of
KPMG LLP as the Independent Registered Public Accounting Firm
      The Audit Committee currently believes that we should continue our relationship with KPMG LLP and have appointed KPMG LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
      Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain KPMG LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
      One or more representatives of KPMG LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.
      Fiscal 2004 and 2003 Audit Firm Summary. During the fiscal years ended December 31, 2004 and 2003, we retained KPMG LLP to provide services in the following categories and amounts:

	Fiscal Year	Fiscal Year
	2004	2003

Audit Fees(1)	$387,970	$151,800
Audit Related Fees(2)	26,200	26,000

Audit and Audit Related Fees	414,170	177,800

Total Tax Fees(3)	71,000	92,800

Total Fees	$485,170	$270,600

(1)	Audit fees include the audit fee for the Company’s financial statements and internal control over financial reporting, and fees for comfort letters, attest services, consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

(3)	Tax fees consist of fees for tax compliance services.
      The Audit Committee has determined that the provision of audit related and tax services by KPMG LLP during 2004 is compatible with maintaining KPMG LLP’s independence.
      The Board of Trustees unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005.

SECURITY OWNERSHIP
      The following table sets forth, as of February 25, 2005, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Number of Shares		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Shares

Robert A. Bourne(1)	584,821	(2)	1.1%
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Kevin B. Habicht(1)(4)	329,333	(5)	*	(3)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Clifford R. Hinkle(1)	93,322	(6)	*	(3)
111 South Monroe Street, Suite 2000B
Tallahassee, Florida 32301
Richard B. Jennings(1)	14,177	(7)	*	(3)
300 Park Avenue, 17th Floor
New York, NY 10022
Ted B. Lanier(1)	49,172	(8)	*	(3)
1818 Windmill Drive
Sanford, North Carolina 27330
Robert C. Legler(1)	13,551	(9)	*	(3)
251 Silver Moss Drive
Vero Beach, FL 32963
Craig Macnab(1)(4)	123,700	(11)	*	(3)
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Robert Martinez(1)	10,276	(10)	*	(3)
777 S. Harbour Island Blvd.
Tampa, FL 33602
Gary M. Ralston(15)	536,408	(15)	1%
P.O. Box 1360
Winter Park, FL 32790
James M. Seneff, Jr.(1)	2,383,781	(12)	4.5%
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Dennis E. Tracy(4)	164,833	(13)	*	(3)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Julian E. Whitehurst(4)	69,049	(14)	*	(3)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
All directors and executive officers as a group (11 persons)	3,836,015	(2) (5)(6)(7) (8)(9)(10) (11)(12)(13) (14)	6.85%

(1)	A director of the Company.

(2)	Includes 3,976 shares held by Mr. Bourne as custodian for his minor children, 2,500 shares subject to currently exercisable options and 750 restricted shares for which Mr. Bourne holds sole voting power.

(3)	Less than one percent.

(4)	An executive officer of the Company.

(5)	Includes 129,000 shares subject to currently exercisable options and 45,053 restricted shares for which Mr. Habicht holds sole voting power.

(6)	Includes 17,500 shares subject to currently exercisable options, 3,650 shares held by Mr. Hinkle’s spouse, 50,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a 27 percent interest and holds sole voting and investment power over Company shares, and 750 restricted shares for which Mr. Hinkle holds sole voting power.

(7)	Includes 5,000 shares subject to currently exercisable options and 3,928 phantom shares credited under the Deferred Fee Plan for Directors.

(8)	Includes 10,000 shares held by Mr. Lanier’s spouse, 17,500 shares subject to currently exercisable options, 5,000 shares held in a trust in which Mr. Lanier is the sole Trustee and for which Mr. Lanier disclaims any beneficial ownership and 750 restricted shares for which Mr. Lanier holds shared voting power.

(9)	Includes 2,400 shares held by Mr. Legler’s spouse, 833 shares subject to currently exercisable options, 2,500 shares held in trust in which Mr. Legler is the sole Trustee and for which Mr. Legler disclaims any beneficial ownership and 3,574 phantom shares credited under the Deferred Fee Plan for Directors.

(10)	Includes 833 shares subject to currently exercisable options, 3,625 shares held in trust in which Mr. Martinez is the sole Trustee and for which Mr. Martinez disclaims any beneficial ownership and 3,574 phantom shares credited under the Deferred Fee Plan for Directors.

(11)	Includes 83,700 restricted shares for which Mr. Macnab has sole voting power.

(12)	Includes 1,616,600 shares owned by CNL Financial Group, Inc. and CFG Investments, which are wholly-owned subsidiaries of CNL Holdings, Inc., in which Mr. Seneff and his spouse own 100% of the outstanding stock, 46,000 shares subject to currently exercisable options and 21,935 restricted shares for which Mr. Seneff holds sole voting power. In addition, 6,100 of these shares are held by a trust, of which Mr. Seneff serves as trustee and for which Mr. Seneff disclaims beneficial ownership.

(13)	Includes 35,500 shares subject to currently exercisable options and 28,161 restricted shares for which Mr. Tracy holds sole voting power.

(14)	Includes 54,459 restricted shares for which Mr. Whitehurst has sole voting power.

(15)	Mr. Ralston retired as President and Chief Operating Officer, effective May 1, 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
      Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during fiscal year 2004, except for Richard B. Jennings, Robert C. Legler and Robert Martinez, each of whom were late filing two Forms 4 in connection with phantom shares granted under the Deferred Fee Plan for Directors, resulting in a total of 4,449 shares of Common Stock not being reported on a timely basis.

CERTAIN TRANSACTIONS
      In May 2002, the Company purchased a combined 25% partnership interest for $750,000 in CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (collectively, “Plaza”). Affiliates of James M. Seneff, Jr., and Robert A. Bourne, each a member of the Company’s Board of Directors, own the remaining partnership interests. The Company severally guaranteed 41.67% of a $15,500,000 unsecured promissory note on behalf of Plaza. The maximum obligation to the Company was $6,458,300 plus interest. Interest accrued at a rate of LIBOR plus 200 basis points per annum on the unpaid principal amount. This guarantee shall continue until maturity, which was extended to February 2005. For the year ended December 31, 2004, the Company received $446,000 in distributions and recognized a loss of $276,000 from Plaza.
      The Company leases its office space from Plaza, an affiliate of Messrs. Seneff and Bourne. The Company’s lease expires in October 2014. During the year ended December 31, 2004, the Company incurred rental expenses in connection with the lease of $1,018,000. The Company subleases a portion of its office space to Orange Avenue Mortgage Investments, Inc. (“OAMI”) (formerly CNL Commercial Finance, Inc.), CNL APF Partners, LP, CNL Restaurant Capital, LP, entities in which Mr. Seneff is a director, executive officer and minority shareholder. During the year ended December 31, 2004, the Company earned $345,000 in rental income and accrued rental income related to these subleases.
      During the year ended December 31, 2004, CNL Shared Services, Inc. and CNL Financial Group, Inc., affiliates of Mr. Seneff, provided certain administrative, tax and technology services to the Company and Services. In connection therewith, the Company and Services paid $999,000 in fees relating to these services. Mr. Seneff is the Chairman of the Board, Chief Executive Officer, a director, and principal stockholder of CNL Financial Group, Inc., which wholly owns CNL Shared Services, Inc.
      In 2004, the Company provided disposition and development services to an affiliate of James M. Seneff, Jr., and Robert A. Bourne, each a member of the Company’s Board of Directors. In connection therewith, the Company received a $175,000 in fees.
      In September 2000, a wholly-owned subsidiary of Services entered into a $6,000,000 promissory note with an affiliate in which James M. Seneff, Jr., Gary M. Ralston and Kevin B. Habicht, each of which are officers and directors of the Company, own a majority equity interest. The note was secured by the affiliate’s common stock in OAMI, a wholly-owned subsidiary of the affiliate. In July 2003, the promissory note was paid in full. In addition, the wholly-owned subsidiary of Services has an option with the affiliate to purchase up to 79% of all the common shares of OAMI equal to the purchase price paid by the affiliate for such common stock. The option expires on December 31, 2010.
      In September 2000, CNLRS Funding, Inc., a wholly-owned subsidiary of Services, entered into a $15,000,000 line of credit agreement with OAMI. Interest, which is at a rate of 500 basis points above LIBOR, is payable monthly and the principal balance is due in full upon termination of the line of credit on March 31, 2005. In December 2003, the line of credit was amended to increase the borrowing capacity to $35,000,000. During December 2004, the credit agreement was terminated.
      In 2002, the Company extended the maturity dates to dates between June and December 2007 on four mortgages with an original aggregate principal balance totaling $8,514,000 that are held with Colonial Investors, Ltd., Hillcrest Plaza Investors, Ltd. and Indian Woods Associates, Ltd., entities in which James M. Seneff, Jr. and Robert A. Bourne, each a member of the Company’s Board of Directors, are the general partners and hold 2.5%, 9.0% and 0.5%, respectively, of the outstanding interests. The mortgages bear interest at a weighted average of 8.9%, with interest payable monthly or quarterly. As of December 31, 2004, the aggregate principal balance of the four mortgages was $2,482,000. The largest amount of aggregate indebtedness outstanding under the mortgages during 2004 was $2,935,000. In connection therewith, the Company recorded $243,000 as interest from unconsolidated affiliates and other mortgage receivables during the years ended December 31, 2004.
      The Company has entered into five limited liability company (“LLC”) agreements with OAMI: CNL Commercial Mortgage Holdings I, LLC (“CCMH I”) in June 2001; CNL Commercial Mortgage Holdings II, LLC (“CCMH II”) in December 2001; CNL Commercial Mortgage Holdings III, LLC

(“CCMH III”) in June 2002; CNL Commercial Mortgage Holdings IV, LLC (“CCMH IV”) in December 2002; and CNL Commercial Mortgage Holdings V, LLC (“CCMH V”) in July 2003. Each of the LLCs holds an interest in mortgage loans and is 100% equity-financed with no third party debt. The Company holds a non-voting and non-controlling interest in CCMH I, CCMH II, CCMH III, CCMH IV and CCMH V of 42.7%, 44.0%, 36.7%, 38.3%, and 38.4%, respectively, in these investments and accounts for its interests under the equity method of accounting. During the year ended December 31, 2004, the Company received $10,562,000 in distributions. In 2004, in connection with a loan to CCF from an affiliate of James M. Seneff, Jr., a member of the Company’s Board of Directors, the Company pledged a portion of its interest in two of the LLCs as partial collateral for the loan.
      The Company holds a 98.7%, non-controlling interest in Services and is entitled to receive 98.7% of the dividends paid by Services. James M. Seneff, Jr., a director of the Company, Kevin B. Habicht, an officer and director of the Company, and Gary M. Ralston, a former officer and director of the Company, collectively own the remaining 1.3% interest, which is 100% of the voting interest in Services. The Company has revolving lines of credit with Services that allow for an aggregate borrowing capacity of $105,000,000. The lines of credit each bear interest at prime rate plus 0.25% per annum, expire on May 9, 2006, and are secured by a pledge of the real estate and/or the other assets owned by the respective borrower. The outstanding aggregate principal balance of the lines of credit at December 31, 2004 and 2003 was $42,473,000 and $55,234,000, respectively, and bore interest at a rate of 5.50% and 4.25%, respectively, per annum. In connection with the lines of credit from Services, the Company earned $3,819,000, $3,327,000, and $6,018,000 in interest and fees during the years ended December 31, 2004, 2003 and 2002, respectively, each of which was eliminated in consolidation. Effective January 1, 2005, the Company purchased the remaining 1.3% interest from Messrs. Seneff, Habicht and Ralston for $870,000, as determined by a third-party valuation. Upon completion of the purchase of the 1.3% interest, Services became a wholly owned subsidiary of the Company.
OTHER MATTERS
      The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING
      Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than December 16, 2005.
      Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2006 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by December 16, 2005 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934 are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.
ANNUAL REPORT
      A copy of the 2004 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Julian E. Whitehurst, Secretary, Commercial Net Lease Realty, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

By Order of the Board of Directors,

Julian E. Whitehurst
Executive Vice President,
Chief Operating Officer,
General Counsel and Secretary
April 15, 2005
Orlando, Florida

COMMERCIAL NET LEASE REALTY, INC.
450 S. ORANGE AVENUE SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Commercial Net Lease Realty, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMERCIAL NET LEASE REALTY, INC.

Vote on Directors

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors shall have been elected or qualified.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

	01) Kevin B. Habicht 02) Clifford R. Hinkle 03) Richard B. Jennings 04) Ted B. Lanier 05) Robert C. Legler	06) Craig Macnab 07) Robert Martinez	☐	☐	☐

Vote On Proposals
		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COMMERCIAL NET LEASE REALTY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Craig Macnab and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of Commercial Net Lease Realty, Inc. (the “Meeting”) to be held on June 1, 2005, at 9:00 a.m. local time, at 450 S. Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the proposals. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COMMERCIAL NET LEASE REALTY, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.